EXHIBIT 99.1

October 23, 2012 (New York, NY) – KATE SPADE NEW YORK ANNOUNCES KATE SPADE SATURDAY

kate spade new york announces the launch of a new global lifestyle brand, Kate Spade Saturday.

Kate Spade Saturday has been created to channel the spirit of Saturday seven days a week. Kate Spade Saturday will use simple straightforward shapes, and go-anywhere silhouettes featuring bold colors, strong prints, and honest materials like crisp cotton, canvas, and natural vachetta. Keeping the busy lifestyles of customers in mind, Kate Spade Saturday is creating product that is versatile and multi-functional.

The new multi-category brand will offer apparel (including dresses, jackets, denim, t-shirts, sweaters, and swimwear) and accessories (including handbags, small leather goods, jewelry, watches, footwear, eyewear, and tech accessories), as well as beauty, tabletop, and home décor items. The approximate average retail pricing for all categories are expected to be as follows: apparel ($90), eyewear ($55), fashion accessories ($40), handbags ($130), home ($25), jewelry ($30), shoes ($85), small goods ($45), swim ($50), tech ($30), and watches ($50).

Kate Spade Saturday is planned to launch in Japan in February 2013 through e-commerce at www.saturday.jp and a flagship store in Tokyo. The brand is expected to launch exclusively online at www.saturday.com in the United States in Spring 2013. A selection of product from the Spring 2013 launch collection will be sold on fab.com prior to the US launch. Kate Spade Saturday is expected to arrive in Brazil through e-commerce and stores in early Fall 2013.

The brand aims to have an innovative approach to retail both online and in-stores. By launching online, Kate Spade Saturday seeks to echo the in-store feeling of shopping in community by maximizing social media. Product-focused editorial content will be integrated seamlessly throughout the site and fans’ tweets and images will appear online contributing to the exploratory experience. Kate Spade Saturday has partnered with digital agency Huge Inc. to produce the website.

For its retail spaces, Kate Spade Saturday has worked with architects WORK Architecture Company to design a unique store concept that celebrates the social side of shopping while creating a simple and seamless grab-and-go experience. iPads will be strategically stationed throughout the shop, featuring marketing messages, blog content, campaign videos, and user-generated images. To keep customers engaged, new product will be available both online and in store every Saturday. As a special nod to the brand’s American roots, flagship stores will each house a café featuring rotating American food vendors. New York City pretzel shop Sigmund’s Pretzels has signed on to partner with Kate Spade Saturday for the flagship in Tokyo.

“Through ongoing research, we saw an opportunity in the market to engage a new customer base – one that aspires to be a part of the kate spade new york brand. Kate Spade Saturday is born from the core values of kate spade new york, but is realized in a new and exciting way for this younger customer,” says Craig Leavitt, CEO of kate spade new york.

kate spade new york is owned by Fifth & Pacific Companies, Inc. (NYSE: FNP).

About Kate Spade Saturday

Kate Spade Saturday is a new global lifestyle brand created to channel the spirit of Saturday seven days a week. This younger, more accessible sister to kate spade new york shares the same DNA: it’s colorful, optimistic and bold, but it expresses these values in a more casual way. Saturday offers simple shapes and go-anywhere silhouettes. Functionality and utility are key. The collection is crafted with honest materials like crisp cotton, canvas and natural vachetta, brightened with bold colors and strong prints. The line includes apparel, handbags, accessories and items for the home. The Saturday flagship shop is planned to open in February 2013 in Tokyo’s Omotesando neighborhood along with an e-commerce site (saturday.jp). Saturday.com, the exclusive distribution point in the United States, is expected to launch in Spring 2013. Kate Spade Saturday is owned by Fifth & Pacific Companies, Inc. (NYSE: FNP).

About Fifth & Pacific, Companies. Inc.

Fifth & Pacific Companies, Inc. designs and markets a portfolio of retail-based, premium, global lifestyle brands including Juicy Couture, kate spade, and Lucky Brand. In addition, the Adelington Design Group, a private brand jewelry design and development group, markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines and Kohl’s via an exclusive supplier agreement for Dana Buchman jewelry. The Company also has licenses for the Liz Claiborne New York brand, available at QVC and Lizwear, which is distributed through the club store channel. Fifth & Pacific Companies, Inc. maintains an 18.75% stake in Mexx, a European and Canadian apparel and accessories retail-based brand. Visit www.fifthandpacific.com for more information.

Fifth & Pacific Companies, Inc. Forward-Looking Statement

Statements contained herein that relate to the future performance, financial condition, liquidity or business of Fifth & Pacific Companies, Inc. or any of its businesses, including kate spade new york (collectively the “Company”), or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “aim,” “plan,” “estimate,” “target,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our amended and restated revolving credit facility, may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory and the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level; general economic conditions in the United States, Europe and other parts of the world, including the impact of debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation which could impact prices of our products; our ability to successfully implement our long-term strategic plans, including the focus on our JUICY COUTURE, LUCKY BRAND and KATE SPADE brands and expansion into markets outside of the US, such as  China, Japan and Brazil, and the risks associated with the expansion into markets outside of the US; our ability to sustain recent improved performance in our LUCKY BRAND business; our ability to successfully improve the operations and results, creative direction and product offering at  our JUICY COUTURE brand; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; whether or not the purchase of the 51% interest in the Kate Spade Japan joint venture will be consummated, and if consummated whether we will be successful operating the KATE SPADE business in Japan and the risks associated with such operation; risks associated with the transition of the MEXX business to an entity in which we hold a minority interest and the possible failure of such entity that may make our interest therein of little or no value and risks associated with the ability of the majority shareholder to operate the MEXX business successfully, which will impact the potential value of our minority interest; costs associated with the transition of the LIZ CLAIBORNE family of brands, MONET US, DANA BUCHMAN, KENSIE and MAC & JAC brands from the Company to their respective acquirers; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines, such as the KATE SPADE SATURDAY ® line, or enter new markets, such as China, Japan and Brazil, or product categories, and risks related to such new lines, markets or categories; risks associated with the sale of the LIZ CLAIBORNE family of brands to J.C. Penney Corporation, Inc. and the licensing arrangement with QVC, Inc., including, without limitation, our ability to maintain productive working relationships with these parties and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited (“Li & Fung”), which resulted in a single third party foreign buying/sourcing agent for a significant portion of our products; risks associated with the delay in our previously announced plan to close our Ohio distribution facility and transition to a single third party service provider for a significant portion of our US distribution, including risks associated with continuing to operate our Ohio distribution facility beyond the end of fiscal 2012, including increased operating expenses, risks related to systems capabilities and risks related to the Company’s ability to continue to appropriately staff the Ohio facility with both union and non-union employees.; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; our exposure to currency fluctuations; risks associated with material disruptions in our information technology systems; risks associated with privacy breaches; risks associated with credit card fraud and identity theft; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; the outcome of current and future litigation and other proceedings in which we are involved and such other factors as are set forth in this press release, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012 expected to be filed on October 25, 2012, including in the sections entitled  “Item 1A-Risk Factors” and “Statement on Forward Looking Statements.”The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For press inquiries, please contact:

Johanna Saum

Director of Public Relations

kate spade new york / Kate Spade Saturday

jsaum@katespade.com

212.739.6556

For investor relations inquiries, please contact:

Robert J. Vill

Senior Vice President – Finance and Treasurer

Fifth & Pacific Companies, Inc.

rvill@fnpc.com

201.295.7515